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                                                                    EXHIBIT 99.1

                      CHARLES RIVER ASSOCIATES INCORPORATED

                               INDEMNITY AGREEMENT

     This Indemnity Agreement is made as of __________, 2003 by and among Charles River Associates Incorporated, a Massachusetts corporation (the "Company"), and the stockholders and optionholders of the Company named in EXHIBIT A hereto (the "Selling Stockholders").

     WHEREAS, the Company and the Selling Stockholders propose to sell shares of the common stock, without par value (the "Common Stock"), of the Company to the several underwriters (the "Underwriters") named in that certain underwriting agreement (the "Underwriting Agreement") of even date herewith by and among the Company, the Selling Stockholders, William Blair & Company, L.L.C., Adams, Harkness & Hill, Inc., and Janney Montgomery Scott LLC, as representatives of the Underwriters, upon the terms described in the Underwriting Agreement; and

     WHEREAS, pursuant to Section 11 of the Underwriting Agreement, the Selling Stockholders have agreed to indemnify the Underwriters in certain respects and contribute to the payment of certain amounts, and the Selling Stockholders desire that the Company agree to indemnify them in certain respects and contribute to the payment of certain amounts as hereinafter provided;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Selling Stockholders hereby agree as follows:

     1. INDEMNIFICATION OF THE SELLING STOCKHOLDERS. The Company shall indemnify and hold harmless each Selling Stockholder, and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any loss, claim, damage, liability or expense, as incurred, to which such Selling Stockholder or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law, under Section 11 of the Underwriting Agreement, or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Selling Stockholder or such controlling person, as the case may be), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any failure, omission or alleged failure or omission on the part of the Company, in connection with the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the offering contemplated thereby, to comply with any provision of the Securities Act and the then applicable rules and regulations of the Securities and Exchange Commission or other federal agency at the time charged with administration of the Securities Act; (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information

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deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the
Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained in the Underwriting Agreement; (v) in whole or in part upon any failure of the Company to perform its obligations under the Underwriting Agreement or under law; (vi) upon any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the offering contemplated by the Underwriting Agreement, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause
(ii) or (iii) above; and shall reimburse each Selling Stockholder and each such controlling person for any and all expenses (including the reasonable fees and disbursements of not more than one separate counsel (together with local counsel) for the Selling Stockholders) as such expenses are reasonably incurred by such Selling Stockholder or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Notwithstanding the foregoing, the indemnity and reimbursement agreements in the preceding sentence shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, that it arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity and reimbursement agreements set forth in this Section 1 shall be in addition to any liabilities that the Company may otherwise have.

     2. NOTIFICATION AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under Section 1 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the Company under Section 1, notify the Company in writing of the commencement thereof, but the omission so to notify the Company will not relieve the Company from any liability which the Company may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in Section 1 or to the extent the Company is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from the Company, the Company will be entitled to participate in, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel selected by the Company; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the Company and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the Company and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to such indemnified party and/or other indemnified parties that are different from or in addition to those available to the Company, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the Company, to assume such legal defenses and otherwise to participate in the defense of such action on behalf of

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such indemnified party or parties. Upon receipt of notice from the Company to such indemnified party of the Company's election so to assume the defense of such action, the Company will not be liable to such indemnified party under
Section 1 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the Company shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), satisfactory to the Company, representing the indemnified parties who are parties to such action) or (ii) the Company shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the Company. As a condition to indemnification hereunder, each indemnified party shall cooperate fully with the Company in the defense of any action with respect to which indemnification is to be sought, and, at the Company's expense, shall provide all such documents and take all such actions which the Company may reasonably request in connection with such defense.

     3. SETTLEMENTS. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company shall indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. The Company shall not, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     4.   CONTRIBUTION.

          (a) If the indemnification provided for in Section 1 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Company shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the indemnified party, on the other hand, from the offering of the Shares pursuant to the Underwriting Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Company, on the one hand, and the indemnified party, on the other hand, in connection with the statements in or omissions from any preliminary prospectus, the Prospectus or the Registration Statement (or any amendment or supplement to any of the foregoing) or inaccuracies in the representations and warranties of the Company in the Underwriting Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the indemnified party, on the other hand, in connection with the offering of the Shares

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     pursuant to the Underwriting Agreement shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total net proceeds from the offering received by the indemnified party. The relative fault of the Company, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the indemnified party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (b) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 1 and
     Section 2, any legal or other fees or expenses reasonably incurred by such party in connection with investigating, defending, settling or compromising any action or claim. The provisions set forth in Section 2 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 4; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 2 for purposes of indemnification.

          (c) The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.

          (d) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4, each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Selling Stockholder.

     5. CAPITALIZED TERMS. Except as otherwise specified, capitalized terms used herein which are not otherwise specifically defined herein shall have the meanings given them in the Underwriting Agreement. Notices required or permitted hereunder shall be given in the manner prescribed in Section 16 of the Underwriting Agreement.

     6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the Company, the Selling Stockholders, and their respective controlling persons, officers, directors, successors, heirs, executors, administrators and assigns.

     7. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

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     IN WITNESS WHEREOF, the parties hereto have executed this Indemnity
Agreement as an agreement under seal as of the date first written above.

                                       CHARLES RIVER ASSOCIATES INCORPORATED


                                       By:
                                          --------------------------------------
                                          James C. Burrows, President

                                       THE SELLING STOCKHOLDERS


                                       By:
                                          --------------------------------------
                                          James C. Burrows, Attorney-in-Fact


                                       By:
                                          --------------------------------------
                                          J. Phillip Cooper, Attorney-in-Fact


                                       By:
                                          --------------------------------------
                                          James M. Wells, Attorney-in-Fact

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                                                                       EXHIBIT A

                              SELLING STOCKHOLDERS

Jagdish C. Agarwal
Gregory K. Bell
Marlene Besen as Trustee of the Besen Family
   Trust u/i/d March 30, 1998
Stanley M. Besen
Douglas R. Bohi
Daniel Brand
Steven R. Brenner
William B. Burnett
James C. Burrows
William F. Concannon
George C. Eads
Eads Family, LLC
Abigail S. Fisher
Abigail S. Fisher as Trustee of the Abigail S. Fisher
   GST Trust UA 2/14/90
Abraham S. Fisher
Abraham S. Fisher as Trustee of the Abraham S.
   Fisher GST Trust UA 2/14/90
Franklin M. Fisher
Judith R. Gelman as Trustee of The Salop
   Irrevocable GST-Taxable Trust 1998 u/i/d
   March 17, 1998
Judith R. Gelman as Trustee of The Salop
   Irrevocable GST-Exempt Trust 1998 u/i/d
   March 17, 1998
Joen E. Greenwood
Kenneth L. Grinnell as Trustee of the James C.
   Burrows Qualified Annuity Trust - 1998 and the James C. Burrows Irrevocable Trust 1998
Phillip H. Harris as Trustee of the Anna Harte
   Moriarty Trust DTD 8/21/90
Phillip H. Harris as Trustee of the Caroline Ames
   Moriarty Trust DTD 12/14/91
Phillip H. Harris as Trustee of the Thomas Rowland
   Moriarty Trust DTD 8/21/90
Mary F. Hughes as Trustee of The William R.
   Hughes Irrevocable Trust 1998
William R. Hughes
Stephen H. Kalos
Firoze E. Katrak
Carl Kaysen
Michael A. Kemp

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Robert J. Larner and Anne M. Larner, JTWROS
Arnold J. Lowenstein
Richard P. Mandel as Trustee of The J. Phillip
   Cooper Irrevocable Trust, 2000
C. Christopher Maxwell
Paul R. Milgrom
Bridger M. Mitchell
W. David Montgomery
Jenny Fitz Moriarty as Trustee of The Rowland T.
   Moriarty Irrevocable Trust 1998
Rowland T. Moriarty
Laurel E. Morrison
Monica G. Noether
Thomas R. Overstreet
John E. Parsons
Raju Patel
Gordon C. Rausser
Gary L. Roberts
Gail B. Roberts
Elaine M. Ruback as Trustee of The Ruback
   Children's Family Trust
Richard S. Ruback
Steven C. Salop
Carl Shapiro
Robert M. Spann
Alan R. Willens
John R. Woodbury
Naomi L. Zikmund-Fisher
Naomi L. Zikmund-Fisher as Trustee of the Naomi
   L. Fisher GST Trust UA 2/14/90

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